Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

VENOCO, INC. ANNOUNCES RESERVES
AND OPERATIONS UPDATE

Venoco Reports Year-End 2008 Reserves of 97.5 Million BOE – Reflecting 13% Year-over-Year Reserve Growth (net of production and pro forma for the sale of the Hastings Complex).

Full-year 2008 Production was 21,674 BOE/d – an increase of 11% over Full-year 2007.

Fourth Quarter 2008 Production was 22,674 BOE/d – an increase of 13% over Fourth Quarter of 2007.

DENVER, COLORADO, February 20, 2009 /PRNewswire/ – Venoco, Inc. (NYSE: VQ) today announced that its total proved oil and gas reserves as of December 31, 2008 were 97.5 million barrels of oil equivalent (MMBOE) at SEC pricing.  The company’s production in 2008 was approximately 7.9 MMBOE or 21,674 BOE/d.

 “We were successful this year in adding reserves in our California business units and are pleased with our double-digit, pro forma reserve growth,” said Tim Marquez, Venoco’s Chairman and CEO.  “Reserves in our long-lived, low-decline rate oil assets in Southern California and our gas assets in the Sacramento Basin were only modestly impacted by commodity prices.”

Net of production in 2008, the company added 5.7 MMBOE of proved reserves in its Southern California assets with the majority of the additions coming from the West Montalvo field.  In the Sacramento Basin the company added 7.8 MMBOE to proved reserves.  In Texas, where pricing had a significant negative impact, reserves declined a total of 8.0 MMBOE net of production, primarily as a result of a decrease in reserves from the Hastings Complex of 5.8 MMBOE net of production.

Pro forma for the February 2, 2009 sale of the Hastings Complex, Venoco’s December 31, 2008 total proved reserves are 89.8 MMBOE, which, net of production, represents a 13% increase from pro forma December 31, 2007 reserves of 85.5 MMBOE and replacement of 161% of production. Production in 2008, pro forma for the Hastings sale, was 7.0 MMBOE.  Pro forma for the Hastings sale, the company expects 2008 all-in finding and development costs will be approximately $25.75 per BOE.

The pre-tax PV-10 value of the company’s reserves using year-end SEC pricing of $44.60 per barrel for oil and $5.62 per MMBTU for gas is $616.7 million.  The company’s estimate of reserves using a NYMEX 5-year strip pricing is 108.2 MMBOE.  The pre-tax PV-10 value using the NYMEX 5-year strip pricing is $1.614 billion.

Full Cost Ceiling Write-down

Based on year-end 2008 commodity prices, the company expects to record a non-cash, full-cost ceiling write-down of approximately $645 million in the fourth quarter of 2008.  As a result of the write-down, the company’s 2009 guidance on DD&A will fall to $12.00 per BOE.  The company has hedged 101% of its forecast 2009 production, more than 90% of its anticipated 2010 production, and more than 60% of its anticipated 2011 production.  Because Venoco does not utilize cash flow hedge accounting for its derivative instruments, the value of these contracts (which approximated $90 million at December 31, 2008) was not included in the ceiling test calculation.

Operations Update

The company announced that production in the fourth quarter of 2008 was an all-time high of 22,674 BOE/d, an increase of 3.3% over the 21,949 BOE/d in the third quarter of 2008 and a 13% increase over the fourth quarter of 2007 production of 20,100 BOE/d.  Production for the full-year of 2008 was 21,674 BOE/d, up 11% over production in 2007 of 19,535 BOE/d.

The following table details the company’s quarterly daily production by region (BOE/d) as reported:

Region	4Q 2007	3Q 2008	4Q 2008
Sacramento Basin	7,887	9,363	9,668
Southern California	8,273	8,606	8,903
Texas (and other)	3,940	3,980	4,103
Total	20,100	21,949	22,674

Total excluding Hastings	17,578	19,551	20,110

Production from the Sacramento Basin continued to climb in the fourth quarter.  However, the company’s 2009 capital expenditure plan calls for a 3-rig drilling program in the Basin (a reduction from the 5-rig program run throughout most of 2008).  As a result, average daily production in the Basin is expected to decline by year-end 2009.

In Southern California, production climbed at the offshore Sockeye field as a result of a solid response to the company’s waterflood and several well re-works completed late in the second quarter of 2008.  Production also continued to increase at the West Montalvo field.  The company expects to see modest production increases from its Southern California properties during 2009.

Pro forma for the sale of the Hastings Complex, the company expects to see modest production increases from its remaining Texas properties during 2009.

Expectations with respect to future production rates, reserves and capital projects are subject to a number of uncertainties, including those referenced below in “Forward-looking Statements”.

2009 Capital Budget

The company announced on January 12, 2009 that its revised capital expenditures forecast for 2009 is $150 million.  Approximately $74 million (49%) is budgeted for the Sacramento Basin, $35 million (23%) for Southern California, $17 million (12%) for Exploration, $5 million (3%) for Texas with the balance of $19 million (13%) for capitalized G&A.  As to spending by category, approximately $90 million (60%) will be for development wells and wellwork, $23 million (15%) will be spent on facilities/other, with the balance, as noted above, for Exploration and capitalized G&A.

2009 Forecasts

The following table summarizes the company’s 2009 guidance:

•	Production: 19,000 BOE/d
•	Lease Operating Expenses: $15.00 per BOE
•	G&A Expenses (excluding stock-based compensation): $4.50 per BOE
•	DD&A: $12.00 per BOE

Earnings Conference Call

Venoco will file its form 10-K with the SEC and host a conference call to discuss results on Thursday, March 5, 2009 at 11:00 a.m. Eastern time (9 a.m. Mountain).  The conference call will be webcast and those wanting to listen may do so by using a link on the Investor Relations page of the company’s website at http://www.venocoinc.com.  Those wanting to participate in the Q & A portion can call (866) 730-5768 and use conference code 92777677.  International participants can call (857) 350-1592 and use the same conference code.

A replay of the conference call will be available for one week by calling (888) 286-8010 or, for international callers, (617) 801-6888, and using passcode 51550711.  The replay will also be available on the Venoco website for 30 days.

About the Company

Venoco is an independent energy company primarily engaged in the acquisition, exploitation and development of oil and natural gas properties in California and Texas.  Venoco operates three offshore platforms in the Santa Barbara Channel, has non-operated interests in three other platforms, operates four onshore properties in Southern California, has extensive operations in Northern California’s Sacramento Basin and operates fifteen fields in Texas.

Forward-looking Statements

Statements made in this news release relating to Venoco’s anticipated “ceiling test” write down, future production and expenses and all other statements except statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in oil and gas prices, the timing and results of drilling and other development activities, the availability and cost of obtaining drilling equipment and technical personnel, risks associated with the availability of acceptable transportation arrangements and the possibility of unanticipated operational problems, delays in completing production, treatment and transportation facilities, higher than expected production costs and other expenses, and pipeline curtailments by third parties. All forward-looking statements are made only as of the date hereof and the company undertakes no obligation to update any such statement. Further information on risks and uncertainties that may affect the Company’s operations and financial performance, and the forward-looking statements made herein, is available in the company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

For further information, please contact Mike Edwards, Vice President, (303) 626-8320; http://www.venocoinc.com; E-Mail investor@venocoinc.com.

Source: Venoco, Inc.

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